Exhibit 10.43

US Natural Gas Corp KY- Madison Brothers Investments,
LLC Asset Acquisition

Parties:
US Natural Gas Corp KY ("USNG"), a Florida corporation, E 3 Petroleum Corp ("E3"), a Florida corporation, each of whose address is 1717 Dr. Martin Luther King Jr. St. N, St. Petersburg, FL 33704 hereinafter referred to as "PURCHASER" and Madison Brothers Investments, LLC ("MADISON"), a Kentucky Limited Liability Company whose address is 300 Cedar Lane, Brownsville, KY 42210 hereinafter referred to as "SELLER".

Terms:	Asset Acquisition of select leaseholds, mineral rights, well equipment in Edmonson County, Kentucky. See attached Exhibits

Price:
$200,000- $10,000 Paid upon acceptance and execution of this Term Sheet by the SELLER with the balance paid at closing. PURCHASER shall pay all filing and transfer fees. Each party shall be responsible for any taxes due on its behalf.

Closing:	On or Before April 30, 2011 (the "Closing").

Legal Fees:
USNG shall prepare all documentation for this transaction. MADISON may elect at their expense to have all documentation reviewed by outside counsel. The parties agree that this Term Sheet shall be governed by the Laws of Kentucky and that venue and jurisdiction shall be exclusively in Kentucky.

Due Diligence:	USNG shall perform their own Due Diligence at their expense.

Documentation:	The definitive documentation shall contain such additional customary provisions, including without limitation representations, warranties, covenants, agreements and remedies.

Stipulations	The following items are stipulations to the agreement:
	1.	PURCHASER is of the understanding that it will be purchasing twenty five (25) oil wells and two (2) water injection wells. A list of said wells is attached as Exhibit A;
	2.	At closing, MADISON shall execute a Form ED-I3, Well Transfer Form, for each well acquired. E 3 shall prepare each form to be executed;
	3.	At closing, MADISON shall provide a copy of the executed Quit Claim Deed from Bobby Logsdon to MADISON. PURCHASERS have prepared and forwarded a deed to MADISON;
	4.	MADISON shall execute a Quit Claim Deed to PURCHASER for all mineral rights acquired from Bobby and/or Bruce Logsdon d/b/a Logsdon Brothers Oil & Gas. PURCHASER shall prepare deed;

5.
All leaseholds, shown on Exhibit B, shall be in good standing at the time of execution of the definitive documents. If any funds are owed on leases prior to closing, due to non-production, annual payments, or any additional reasons, it shall be the responsibility of MADISON to make these payments so as not to terminate any leases;

6.
Purchaser has had the opportunity to research the titles for all assets listed and is responsible for completing their own due diligence, title opinions or other research and shall satisfy themselves as to the condition of all rights and titles referenced herein.

7.	MADISON shall complete and file all Annual production reports with the Kentucky DNR Division of Oil & gas for all years prior to and including 2010 for each well being transferred;

8.
All parties shall remain in good standing after execution of this Term Sheet with all governmental agencies, purchasers of oil and natural gas, counter parties to any and all agreements, and any business relationship effecting the day to day operations of all companies;

9.	USNG and E3 shall bear no fmancial or legal responsibility for violations received by MADISON prior to execution of the final definitive documents;

10.	MADISON has the two injection wells permited included in Exhibit A;

11.
All in ground equipment, above ground equipment, tanks, flowline, separators, rods, tubing, casing, electrical and miscellaneous equipment located on the leaseholds or the individual wells shall become the property of PURCHASER at closing;

Accepted and Agreed:

MADISON BRO'lIWRS INVESTMENTS, LLC

By:	/s/ Ronald L. Madison	By:	/s/ Trenton T. Madison

Name:	Ronald L. Madison	Name:	Trenton T. Madison

Title:	MEMBER	Title:	Member

Date:	3-15-11	Date:	3-15-11

US NATURAL GAS CORP KY

By:	/s/ Wayne Anderson

Name:	Wayne Anderson

Title:	President

Date:	3-16-11

E3 PETROLEUM CORP

By:	/s/ Wayne Anderson

Name:	Wayne Anderson

Title:	President

Date:	3-16-11

EXHIBIT A

ELIZABETH GRAHAM		W.A. VINCENT
PERMIT #	WELL #	PERMIT #	WELL #
85083	231	85524	276
85146	237	85244	248
84897	240
84899	241
84898	245	GUY WILSON
85147	250	85036	2
85218	251	84507	1
85246	253
85356	259
85357	261	ROBO ENTERPRISES, INC UNIT
85358	262	85523	275

GUS PARSLEY
85327	264
85328	268
85329	269
85330	270

WARD WATT
85569	278
85579	2
85289	265
85502	273

ROMIE CONSTANT
85245	247

WATER INJECTION WELLS
85309	267 (Water Injection)
85597	293 (Water Injection)

EXHIBIT B

1. ELIZABETH GRAHAM

2. GUS PARSLEY

3. WARD WATT

4. W.A. VINCENT

5. GUY WILSON